SCHEDULE I

                     To the Distribution and Service Plan,
                 dated June 5, 1995, of The Victory Portfolios

This Distribution Plan shall be adopted with respect to the Shares of the following Funds of The Victory Portfolios:

 1.      Equity Income Fund                                  Class A
 2.      Established Value Fund                              Class A
 3.      Federal Money Market Fund                           Investor and Select
 4.      Maine Municipal Bond Fund (Intermediate)            Class A
 5.      Maine Municipal Bond Fund (Long)                    Class A
 6.      Michigan Municipal Bond Fund                        Class A
 7.      National Municipal Bond Fund (Short Intermediate)   Class A
 8.      National Municipal Bond Fund (Long)                 Class A
 9.      Ohio Municipal Bond Fund                            Class A
 10.     Ohio Municipal Money Market Fund                    Class A
 11.     Stock Index Fund                                    Class G
 12.     U.S. Government Obligations Fund                    Select

Amended as of December 12, 2000